UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  The Board of Directors of Obagi Medical Products, Inc. (the “Company”) appointed Mark T. Taylor as the Company’s Senior Vice President, Corporate Development and Investor Relations, effective as of August 16, 2012 (the “Effective Date”).

Mr. Taylor has served as a Managing Director and Senior Specialty Pharmaceutical Analyst at Roth Capital Partners, LLC, an investment banking firm dedicated to the small-cap public market, from April 2003 to November 2008, and returned to the firm to lead its institutional sales of healthcare products to hedge funds and mutual funds from May 2011until his appointment at the Company.  In addition, Mr. Taylor has served as the Chief Executive Officer and co-founder of Hallux, Inc., a privately held company focused on developing innovative solutions for fungal diseases, since June 2012.  Although Mr. Taylor will retain his position with Hallux, he will not receive any compensation from Hallux and will be devoted full time to his duties with the Company.  From November 2008 to May 2011, Mr. Taylor served as the Vice President, General Manager Worldwide Diagnostics of MP Biomedicals, LLC, a distributor of chemical compounds and equipment for life sciences research and production.  Mr. Taylor has also served in various senior management positions in the corporate development and investor relations functions at ICN Pharmaceuticals, Inc., most recently as Executive Vice President, North America, and as Vice President of Business Development at Watson Pharmaceuticals, Inc.

Mr. Taylor currently serves on the board of directors of Medical Care Corporation, a privately held company focused on Alzheimer’s research and diagnosis.  Mr. Taylor received a B.S. in management from Tulane University.

In connection with his appointment, Mr. Taylor entered into an Employment Agreement (the “Agreement”) with the Company on the Effective Date, the form of which is filed as Exhibit 10.53 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2009 (the “Form”).  Under the Agreement, Mr. Taylor will receive an annual base salary of $270,000 and will be eligible to receive a bonus of up to 50% of his base salary under the Company’s 2012 Performance Incentive Plan, which will be prorated based upon the amount of time that Mr. Taylor has been employed by the Company during 2012.  In addition, on the Effective Date, Mr. Taylor received an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $13.33 per share, which is equal to the fair market value of the underlying shares on the Effective Date.  All other terms of the Agreement are as set forth in the Form.

Mr. Taylor will also enter into an indemnification agreement with the Company, the form of which is filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 13, 2006.

On August 16, 2012 the Company issued a press release regarding Mr. Taylor’s appointment as Senior Vice President, Corporate Development and Investor Relations. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated August 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: August 16, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer